Exhibit 99.1

Guidewire Announces Third Quarter Fiscal Year 2023 Financial Results

SAN MATEO, Calif., June 1, 2023 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended April 30, 2023.

“The third quarter was highlighted by eight cloud deals and significantly better than expected subscription and support gross margins. We are raising our overall profitability expectations for the year as higher cloud margins and ongoing cost discipline outweigh lower services revenue and margin,” said Mike Rosenbaum, chief executive officer, Guidewire. “Our continued momentum is driven by the product leadership we have established with InsuranceSuite and Guidewire Cloud.”

Third Quarter Fiscal Year 2023 Financial Highlights

Revenue
•Total revenue for the third quarter of fiscal year 2023 was $207.5 million, an increase of 5% from the same quarter in fiscal year 2022. Subscription and support revenue was $107.5 million, an increase of 24%; services revenue was $49.4 million, a decrease of 13%; and license revenue was $50.6 million, a decrease of 6%.
•As of April 30, 2023, annual recurring revenue, or ARR, was $722 million, compared to $664 million as of July 31, 2022. ARR results for interim quarterly periods in fiscal year 2023 are based on actual currency rates at the end of fiscal year 2022, held constant throughout the year.
Profitability
•GAAP loss from operations was $57.8 million for the third quarter of fiscal year 2023, compared with $62.4 million for the same quarter in fiscal year 2022.
•Non-GAAP loss from operations was $12.2 million for the third quarter of fiscal year 2023, compared with $24.9 million for the same quarter in fiscal year 2022.
•GAAP net loss was $45.6 million for the third quarter of fiscal year 2023, compared with $57.4 million for the same quarter in fiscal year 2022. GAAP net loss per share was $0.56, based on diluted weighted average shares outstanding of 81.8 million, compared to a GAAP net loss per share of $0.69 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.7 million.
•Non-GAAP net loss was $6.4 million for the third quarter of fiscal year 2023, compared with $21.8 million for the same quarter in fiscal year 2022. Non-GAAP net loss per share was $0.08, based on diluted weighted average shares outstanding of 81.8 million, compared to a Non-GAAP net loss per share of $0.26 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.7 million.

Liquidity and Capital Resources
•The Company had $806.9 million in cash, cash equivalents, and investments at April 30, 2023, compared to $1.2 billion at July 31, 2022. The Company used $134.8 million in cash from operations during the nine months ended April 30, 2023.
•The September 2022 accelerated share repurchase program was finalized in February 2023 with 3,229,479 total shares repurchased at an average price of $61.93 per share. Additionally the Company repurchased 207,191 shares at an average price of $77.19 per share during the third quarter of fiscal year 2023. As of April 30, 2023, $184.0 million remains under the September 2022 authorized and approved $400 million share repurchase program.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2023 based on current expectations:
•ARR between $745 million and $755 million
•Total revenue between $255 million and $265 million
•Operating income (loss) between $(7) million and $3 million
•Non-GAAP operating income (loss) between $29 million and $39 million

Guidewire is issuing the following updated outlook for fiscal year 2023 based on current expectations:
•ARR between $745 million and $755 million
•Total revenue between $890 million and $900 million
•Operating income (loss) between $(163) million and $(153) million
•Non-GAAP operating income (loss) between $(4) million and $6 million
•Operating cash flow between $10 million and $40 million

Conference Call Information

What:	Guidewire Third Quarter Fiscal Year 2023 Financial Results Conference Call
When:	Thursday, June 1, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0932, International
Replay:	(844) 512-2921, Passcode 13738628, Domestic
Replay	(412) 317-6671, Passcode 13738628, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, net impact of assignment of lease agreement, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, net impact of assignment of lease agreement, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the nine months ended April 30, 2023, the recurring license and support or subscription contract value recognized as services revenue was $22.4 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 500 insurers in 38 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, profitability expectations, gross and cloud margins, ongoing cost discipline, and our associated product leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; recent global events (including, without limitation, global pandemics, the ongoing conflict between Russia and Ukraine, escalating tensions in the South China Sea, inflation higher than we have seen in decades, bank failures and associated financial instability and crises, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our customers’ data, particularly in connection with our transition to a hybrid in-person and remote workforce; our competitive environment and changes thereto; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws, including tax laws and accounting standards; assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2023	July 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$266,615	$606,303
Short-term investments	421,202	369,865
Accounts receivable, net	129,068	143,797
Unbilled accounts receivable, net	128,166	71,515
Prepaid expenses and other current assets	61,454	61,223
Total current assets	1,006,505	1,252,703
Long-term investments	119,098	187,507
Unbilled accounts receivable, net	14,541	13,914
Property and equipment, net	53,595	80,740
Operating lease assets	44,721	90,287
Intangible assets, net	15,840	21,361
Goodwill	372,214	372,192
Deferred tax assets, net	230,526	191,461
Other assets	59,486	56,732
TOTAL ASSETS	$1,916,526	$2,266,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,578	$40,440
Accrued employee compensation	72,548	90,962
Deferred revenue, net	143,228	170,776
Other current liabilities	24,074	35,340
Total current liabilities	275,428	337,518
Lease liabilities	36,518	105,123
Convertible senior notes, net	396,743	358,216
Deferred revenue, net	5,688	7,500
Other liabilities	7,042	6,883
Total liabilities	721,419	815,240
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,794,531	1,755,476
Accumulated other comprehensive income (loss)	(15,076)	(19,845)
Retained earnings (accumulated deficit)	(584,356)	(283,982)
Total stockholders’ equity	1,195,107	1,451,657
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,916,526	$2,266,897

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
Revenue:
Subscription and support	$107,499	$86,851	$312,321	$250,138
License	50,602	53,894	164,669	163,845
Services	49,389	56,703	158,393	154,032
Total revenue	207,490	197,448	635,383	568,015
Cost of revenue(1):
Subscription and support	52,281	51,831	156,896	148,157
License	1,243	1,951	4,961	6,544
Services	55,048	59,742	178,993	158,805
Total cost of revenue	108,572	113,524	340,850	313,506
Gross profit:
Subscription and support	55,218	35,020	155,425	101,981
License	49,359	51,943	159,708	157,301
Services	(5,659)	(3,039)	(20,600)	(4,773)
Total gross profit	98,918	83,924	294,533	254,509
Operating expenses(1):
Research and development	63,055	58,440	182,927	169,368
Sales and marketing	46,864	44,615	138,113	134,127
General and administrative	46,815	43,273	129,078	118,252
Total operating expenses	156,734	146,328	450,118	421,747
Income (loss) from operations	(57,816)	(62,404)	(155,585)	(167,238)
Interest income	6,627	1,000	16,657	2,373
Interest expense	(1,683)	(4,885)	(5,034)	(14,512)
Other income (expense), net	(3,356)	(6,932)	(5,889)	(13,794)
Income (loss) before provision for (benefit from) income taxes	(56,228)	(73,221)	(149,851)	(193,171)
Provision for (benefit from) income taxes	(10,660)	(15,777)	(25,776)	(43,770)
Net income (loss)	$(45,568)	$(57,444)	$(124,075)	$(149,401)
Net income (loss) per share:
Basic and diluted	$(0.56)	$(0.69)	$(1.51)	$(1.79)
Shares used in computing net income (loss) per share:
Basic and diluted	81,832,244	83,689,429	82,407,950	83,440,231

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,580	$3,450	$10,488	$9,886
Cost of license revenue	93	170	359	541
Cost of services revenue	4,631	5,025	14,377	15,766
Research and development	10,084	8,124	29,676	24,840
Sales and marketing	7,432	6,787	22,343	24,279
General and administrative	9,199	9,372	29,051	27,721
Total stock-based compensation expense	$35,019	$32,928	$106,294	$103,033

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(45,568)	$(57,444)	$(124,075)	$(149,401)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,682	8,766	19,911	25,745
Amortization of debt discount and issuance costs	426	3,623	1,274	10,719
Amortization of contract costs	4,403	3,410	13,000	9,720
Stock-based compensation	35,019	32,928	106,294	103,033
Changes to allowance for credit losses and revenue reserves	11	2,550	(304)	2,707
Deferred income tax	(12,676)	(17,208)	(31,034)	(47,457)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(1,736)	1,300	(2,458)	4,615
Changes in fair value of strategic investments	—	—	—	—
Accelerated depreciation related to lease assignment	26,921	—	26,921	—
Gain from lease assignment	(18,419)	—	(18,419)	—
Other non-cash items affecting net income (loss)	(391)	(7)	(315)	221
Changes in operating assets and liabilities:
Accounts receivable	(1,768)	23,470	14,756	15,530
Unbilled accounts receivable	(27,818)	(18,002)	(57,278)	(18,450)
Prepaid expenses and other assets	(7,898)	(329)	(12,718)	(13,664)
Operating lease assets	(16,156)	2,342	(11,348)	8,009
Accounts payable	(4,436)	5,998	(6,725)	4,287
Accrued employee compensation	14,147	15,068	(18,392)	(32,255)
Deferred revenue	(3,069)	(13,392)	(29,360)	(31,218)
Lease liabilities	6,670	(3,074)	953	(9,891)
Other liabilities	(1,971)	(1,479)	(5,525)	(3,782)
Net cash provided by (used in) operating activities	(48,627)	(11,480)	(134,842)	(121,532)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(88,494)	(138,892)	(358,823)	(506,006)
Sales of available-for-sale securities	137,734	14,385	339,849	64,746
Maturities of available-for-sale securities	9,102	212,262	42,370	627,527
Purchases of property and equipment	(677)	(986)	(2,614)	(7,976)
Capitalized software development costs	(2,759)	(2,990)	(8,877)	(9,187)
Acquisition of strategic investments	(2,210)	—	(8,051)	(10,521)
Acquisition of business, net of acquired cash	—	—	—	(43,830)
Net cash provided by (used in) investing activities	52,696	83,779	3,854	114,753
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	225	18	227	116
Repurchase and retirement of common stock	(13,993)	—	(213,993)	(37,451)
Net cash provided by (used in) financing activities	(13,768)	18	(213,766)	(37,335)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(282)	(2,834)	1,659	(5,641)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(9,981)	69,483	(343,095)	(49,755)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	281,572	265,672	614,686	384,910
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$271,591	$335,155	$271,591	$335,155

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
Gross profit reconciliation:
GAAP gross profit	$98,918	$83,924	$294,533	$254,509
Non-GAAP adjustments:
Stock-based compensation	8,304	8,645	25,224	26,193
Amortization of intangibles	485	1,905	2,875	5,754
Non-GAAP gross profit	$107,707	$94,474	$322,632	$286,456

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(57,816)	$(62,404)	$(155,585)	$(167,238)
Non-GAAP adjustments:
Stock-based compensation	35,019	32,928	106,294	103,033
Amortization of intangibles	1,367	3,770	5,521	11,294
Acquisition consideration holdback	706	809	2,209	2,318
Net impact of assignment of lease agreement (1)	8,502	—	8,502	—
Non-GAAP income (loss) from operations	$(12,222)	$(24,897)	$(33,059)	$(50,593)

Net income (loss) reconciliation:
GAAP net income (loss)	$(45,568)	$(57,444)	$(124,075)	$(149,401)
Non-GAAP adjustments:
Stock-based compensation	35,019	32,928	106,294	103,033
Amortization of intangibles	1,367	3,770	5,521	11,294
Acquisition consideration holdback	706	809	2,209	2,318
Amortization of debt discount and issuance costs	426	3,623	1,274	10,719
Changes in fair value of strategic investments	—	—	—	—
Net impact of assignment of lease agreement (1)	8,502	—	8,502	—
Tax impact of non-GAAP adjustments	(6,824)	(5,510)	(33,309)	(22,641)
Non-GAAP net income (loss)	$(6,372)	$(21,824)	$(33,584)	$(44,678)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(10,660)	$(15,777)	$(25,776)	$(43,770)
Non-GAAP adjustments:
Stock-based compensation	13,163	10,534	97,554	27,429
Amortization of intangibles	514	1,206	4,853	3,083
Acquisition consideration holdback	265	259	2,018	618
Amortization of debt discount and issuance costs	160	1,159	1,160	2,925
Net impact of assignment of lease agreement (1)	3,196	—	3,196	—
Tax impact of non-GAAP adjustments	(10,474)	(7,648)	(75,472)	(11,414)
Non-GAAP tax provision (benefit)	$(3,836)	$(10,267)	$7,533	$(21,129)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.56)	$(0.69)	$(1.51)	$(1.79)
Non-GAAP adjustments:
Stock-based compensation	0.43	0.39	1.29	1.23
Amortization of intangibles	0.02	0.05	0.07	0.15
Acquisition consideration holdback	0.01	0.01	0.03	0.03
Amortization of debt discount and issuance costs	0.01	0.04	0.03	0.12
Net impact of assignment of lease agreement (1)	0.10	—	0.10	—
Tax impact of non-GAAP adjustments	(0.09)	(0.06)	(0.43)	(0.27)
Non-GAAP net income (loss) per share – diluted	$(0.08)	$(0.26)	$(0.42)	$(0.53)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	81,832,244	83,689,429	82,407,950	83,440,231
(1) During the third quarter of fiscal year 2023, the Company recorded in general and administrative expenses a net loss of $8.5 million related to the assignment of the lease agreement for the remaining lease term of the Company’s previous headquarters. The loss is comprised of an $18.4 million gain from the de-recognition of the operating lease asset of $56.9 million, the de-recognition of the lease liability of $75.5 million, and other expenses related to the lease assignment of $0.2 million, offset by accelerated depreciation expense related to property and equipment, primarily consisting of leasehold improvements, at the previous headquarters of $26.9 million. Prior to the third quarter of fiscal year 2023, there were no transactions similar to the lease assignment in any periods presented.

The following table summarizes our free cash flow for the periods indicated below (in thousands):

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
Free cash flow:
Net cash provided by (used in) operating activities	$(48,627)	$(11,480)	$(134,842)	$(121,532)
Purchases of property and equipment	(677)	(986)	(2,614)	(7,976)
Capitalized software development costs	(2,759)	(2,990)	(8,877)	(9,187)
Free cash flow	$(52,063)	$(15,456)	$(146,333)	$(138,695)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Fourth Quarter Fiscal Year 2023			Fiscal Year 2023
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(7)	—	$3	$(163)	—	$(153)
Non-GAAP adjustments:
Stock-based compensation	34	—	34	140	—	140
Amortization of intangibles	1	—	1	7	—	7
Acquisition consideration holdback	1	—	1	3	—	3
Net impact of assignment of lease agreement (1)	—	—	—	9	—	9
Non-GAAP income (loss) from operations	$29	—	$39	$(4)	—	$6